UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 29, 2004

Copart, Inc.

(Exact name of registrant as specified in its charter)

California	0-23255	94-2867490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4665 Business Center Drive
Fairfield, California 94534

(Address of Principal Executive Offices, including Zip Code)

(707) 639-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01    Entry into a Material Definitive Agreement.

On November 1, 2004, the Board of Directors of Copart, Inc. (the “Company”) approved the amendment of a stock option agreement dated October 6, 2003 between the Company and Marvin L. Schmidt, in connection with Mr. Schmidt’s resignation as a director of the Board of Directors of the Company.

The terms of the amendment provide for the full acceleration of vesting of 10,000 shares of the Company’s Common Stock that were previously unvested, and the extension of the exercise date for those options and Mr. Schmidt's other fully vested options to acquire an additional 10,000 shares of the Company's Common Stock to October 27, 2006.

Section 5 – Corporate Governance and Management

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)           Resignation of Director

Mr. Schmidt, who had served as a member of the Board of Directors of the Company since 1993, resigned as a director effective October 29, 2004.

Section 9 – Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits

(c)           Exhibits

Exhibit	Description
10.12	Amendment No. 1 dated November 1, 2004, to Stock Option Agreement dated as of October 6, 2003 between the Company and Marvin L. Schmidt

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Copart, Inc.

	By:	/s/ William E. Franklin
William E. Franklin Senior Vice President and Chief Financial Officer

Date: November 1, 2004

Exhibit Index

Exhibit Number	Exhibit Title

10.12	Amendment No. 1 dated November 1, 2004, to Stock Option Agreement dated as of October 6, 2003 between the Company and Marvin L. Schmidt